As filed with the Securities and Exchange Commission on June 19, 2020

Registration No. 333-112221

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3 Registration Statement No. 333-112221

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

John B. Sanfilippo & Son, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-2419677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1703 Randall Road, Elgin, Illinois 60123

(Address of Principal Executive Offices, including Zip Code)

Michael J. Valentine

Chief Financial Officer, Group President and Secretary

John B. Sanfilippo & Son, Inc.

1703 Randall Road

Elgin, Illinois 60123

(847) 289-1800

(Name, address and telephone number, including area code, of agent for service)

Copies of all communications, including copies of all communications sent to agent for service, should be sent to:

Alexander J. May and Donald Batterson

Jenner & Block LLP

353 N. Clark Street

Chicago, Illinois 60654-3456

(312) 222-9350

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: Not applicable.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act  ☐

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

John B. Sanfilippo & Son, Inc. (the “Company”) registered the public offer and sale from time to time pursuant to the Securities Act of 1933, as amended, shares of the common stock, par value $0.01 per share of the Company (the “Registered Securities”), pursuant to the following registration statement (as amended, the “Registration Statement”):

•	Form S-3 Registration Statement No. 333-112221, originally filed with the Securities and Exchange Commission on January 27, 2004.

The Company is filing this post-effective amendment to the Registration Statement (“Post-Effective Amendment”) in order to remove from registration any Registered Securities registered and unsold under the Registration Statement and to terminate the Registration Statement.

In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Company hereby removes from registration by means of the Post-Effective Amendment all Registered Securities registered but unsold under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Registered Securities and the Company hereby terminates the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elgin, State of Illinois on this 19th day of June, 2020.

JOHN B. SANFILIPPO & SON, INC.

By:	/s/ Michael J. Valentine
Michael J. Valentine
Chief Financial Officer, Group President and Secretary

Note: No other person is required to sign this Post-Effective Amendment in reliance on Rule 478 of the Securities Act of 1933, as amended.